UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 2004

KULICKE AND SOFFA INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	000-00121	23-1498399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 Blair Mill Road, Willow Grove, PA	19090
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 784-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 30, 2004, Kulicke and Soffa Industries, Inc. (the “Company”) announced to the employees of its East Kilbride, Scotland test facility (“Facility”) that the Company is considering closing the Facility. For competitive reasons, the Company has been reducing its manufacturing capacity in the U.S. and Europe for several years, while expanding its manufacturing in Asia. If the Facility were closed, production would be transferred to other K&S facilities.

Local labor laws and regulations provide for discussions between the Company and employee representatives at the Facility within the next six weeks in order to explore alternatives to closure. The Company has not finally determined to close the Facility but, if the Facility is closed, the Company will incur charges related to severance costs for approximately 38 employees and asset impairment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KULICKE AND SOFFA INDUSTRIES, INC.

Date: December 3, 2004	By:	/s/ Maurice E. Carson
Maurice E. Carson
Vice President and Chief Financial Officer